News Release

FIRST FINANCIAL CORPORATION
One First Financial Plaza, Terre Haute, Indiana 47807 (812) 238-6000

For more information contact:
July 24, 2018	Rodger A. McHargue at (812) 238-6334

First Financial Corporation reports 2nd Quarter results

TERRE HAUTE, INDIANA - First Financial Corporation (NASDAQ:THFF) today announced results for the second quarter of 2018. Net income increased 82.72% to $15.3 million compared to $8.4 million for the same period of 2017. The increase included a recovery of a security previously written down for other-than temporary impairment which contributed $2.4 million pre-tax to interest income and $4.5 million pre-tax to other income. Diluted net income per common share increased 83.82% to $1.25 from $0.68 for the comparable period of 2017.

The Corporation further reported net income of $24.2 million for the six months ended June 30, 2018 versus $17.7 million for the comparable period of 2017. Diluted net income per common share for the six months ended June 30, 2018 was $1.98 versus $1.45 for the comparable period of 2017. The first quarter of 2017 included a similar pre-tax recovery of $3.1 million. Return on assets for the six months ended June 30, 2018 was 1.63% compared to 1.19% for the six months ended June 30, 2017.

Norman L. Lowery, President and Chief Executive Officer, commented, “We are pleased with our second quarter 2018 results as we experienced another quarter of loan growth which contributed to our increased interest income. Excluding the recovery on the security our core fee income increased as well. It was a very solid quarter.”

Book value per share was $34.25 at June 30, 2018 compared to $35.54 at June 30, 2017. Shareholders’ equity was $419.7 million compared to $434.5 million on June 30, 2017.

Average total loans for the second quarter of 2018 were $1.92 billion versus $1.85 billion for the comparable period in 2017, an increase of $68.0 million or 3.68%. Total loans outstanding increased $71.5 million, or 3.85% to $1.93 billion as of June 30, 2018 from $1.86 billion as of June 30, 2017. On a linked quarter basis, average total loans increased $7.4 million, from $1.91 billion for the quarter ending March 31, 2018.

Average total deposits for the quarter ended June 30, 2018 were $2.47 billion versus $2.44 billion as of June 30, 2017. Total deposits increased $26.6 million or 1.10% to $2.45 billion as of June 30, 2018 from $2.43 billion as of June 30, 2017. On a linked quarter basis, average deposits increased $17.5 million from $2.45 billion for the quarter ending March 31, 2018.

The company’s tangible common equity to tangible asset ratio was 14.05% at June 30, 2018, compared to 13.73% at June 30, 2017.

Net interest income for the second quarter of 2018 was $30.7 million compared to the $26.6 million reported for the same period of 2017. The net interest margin for the six months ended June 30, 2018 increased to 4.32% compared to 4.05% for the same period ending June 30, 2017.

The provision for loan losses for the three months ended June 30, 2018 was $1.4 million compared to $1.0 million for the second quarter of 2017. Net charge-offs were $1.5 million for the second quarter of 2018 compared to $755 thousand in the same period of 2017. The Corporation’s allowance for loan losses as of June 30, 2018 was $20.1 million compared to $19.7 million as of June 30, 2017. The allowance for loan losses as a percent of total loans was 1.04% as of June 30, 2018 compared to 1.06% as of June 30, 2017.

Nonperforming loans decreased 7.3% to $18.9 million as of June 30, 2018 versus $20.4 million as of June 30, 2017. The ratio of nonperforming loans to total loans and leases was .98% as of June 30, 2018 versus 1.10% as of June 30, 2017.

Non-interest income for the three months ended June 30, 2018 was $13.0 compared to $8.1 million as of June 30, 2017. The $4.8 million increase included a $4.5 million recovery on a security discussed earlier.

Non-interest expense for the three months ended June 30, 2018 was $22.7 million compared to $22.1 million in 2017. The Corporation’s efficiency ratio was 50.80% for the quarter ending June 30, 2018 versus 60.93% for the same period in 2017.

First Financial Corporation is the holding company for First Financial Bank N.A. in Indiana and Illinois, and The Morris Plan Company of Terre Haute.

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2018	2018	2017	2018	2017
END OF PERIOD BALANCES
Assets	$2,968,048	$2,956,654	$2,974,688	$2,968,048	$2,974,688
Deposits	$2,454,335	$2,457,189	$2,427,723	$2,454,335	$2,427,723
Loans, including net deferred loan costs	$1,928,572	$1,907,445	$1,857,030	$1,928,572	$1,857,030
Allowance for Loan Losses	$20,071	$20,241	$19,680	$20,071	$19,680
Total Equity	$419,695	$414,901	$434,454	$419,695	$434,454
Tangible Common Equity (a)	$383,916	$379,019	$398,242	$383,916	$398,242

AVERAGE BALANCES
Total Assets	$2,973,295	$2,979,601	$2,974,260	$2,976,448	$2,978,687
Earning Assets	$2,784,128	$2,800,498	$2,779,361	$2,787,091	$2,773,176
Investments	$865,694	$876,764	$920,453	$871,229	$920,026
Loans	$1,915,532	$1,908,118	$1,847,484	$1,911,825	$1,844,438
Total Deposits	$2,467,426	$2,449,888	$2,436,440	$2,458,657	$2,440,301
Interest-Bearing Deposits	$2,041,391	$2,028,581	$2,009,932	$2,034,986	$1,990,890
Interest-Bearing Liabilities	$34,539	$54,475	$51,752	$44,507	$50,958
Total Equity	$420,092	$414,340	$430,975	$417,216	$428,824

INCOME STATEMENT DATA
Net Interest Income	$30,684	$27,473	$26,560	$58,157	$53,067
Net Interest Income Fully Tax Equivalent (b)	$31,694	$28,453	$28,137	$60,147	$56,168
Provision for Loan Losses	$1,355	$1,473	$1,040	$2,828	$2,636
Non-interest Income	$12,961	$8,103	$8,113	$21,064	$19,162
Non-interest Expense	$22,683	$23,210	$22,088	$45,894	$44,665
Net Income	$15,261	$8,954	$8,352	$24,214	$17,721

PER SHARE DATA
Basic and Diluted Net Income Per Common Share	$1.25	$0.73	$0.68	$1.98	$1.45
Cash Dividends Declared Per Common Share	$0.51	$—	$0.50	$0.51	$0.50
Book Value Per Common Share	$34.25	$33.86	$35.54	$34.25	$35.54
Tangible Book Value Per Common Share (c)	$31.12	$30.93	$32.12	$31.33	$32.58
Basic Weighted Average Common Shares Outstanding	12,255	12,248	12,224	12,252	12,221

(a) Tangible common equity is a non-GAAP financial measure derived from GAAP-based amounts. We calculate tangible common equity by excluding goodwill and other intangible assets from shareholder's equity.
(b) Net interest income fully tax equivalent is a non-GAAP financial measure derived from GAAP-based amounts. We calculate net interest income fully tax equivalent by adding back the tax equivalent factor of tax exempt income to net interest income. We calculate the tax equivalent factor of tax exempt income by dividing tax exempt income by the net of tax rate of 75% for 2018 and 65% for prior years.
(c) Tangible book value per common share is a non-GAAP financial measure derived from GAAP-based amounts. We calculate the factor by dividing average tangible common equity by average shares outstanding. We calculate average tangible common equity by excluding average intangible assets from average shareholder's equity.

Key Ratios	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2018	2018	2017	2018	2017
Return on average assets	2.05%	1.20%	1.12%	1.63%	1.19%
Return on average common shareholder's equity	14.53%	8.64%	7.75%	11.61%	8.26%
Efficiency ratio	50.80%	63.49%	60.93%	56.51%	59.29%
Average equity to average assets	14.13%	13.91%	14.49%	14.02%	14.40%
Net interest margin (a)	4.58%	4.06%	4.05%	4.32%	4.05%
Net charge-offs to average loans and leases	0.32%	0.24%	0.19%	0.28%	0.19%
Loan and lease loss reserve to loans and leases	1.04%	1.06%	1.06%	1.04%	1.06%
Loan and lease loss reserve to nonperforming loans	106.39%	97.66%	89.05%	106.39%	89.05%
Nonperforming loans to loans and leases	0.98%	1.09%	1.10%	0.98%	1.10%
Tier 1 leverage	14.05%	13.71%	13.73%	14.05%	13.73%
Risk-based capital - Tier 1	18.09%	17.57%	17.80%	18.09%	17.80%
(a) Net interest margin is calculated on a tax equivalent basis.

Asset Quality	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2018	2018	2017	2018	2017
Accruing loans and leases past due 30-89 days	$7,741	$9,758	$8,846	$7,741	$8,846
Accruing loans and leases past due 90 days or more	$1,273	$602	$1,117	$1,273	$1,117
Nonaccrual loans and leases	$10,773	$13,206	$11,255	$10,773	$11,255
Total troubled debt restructuring	$6,819	$6,919	$7,984	$6,819	$7,984
Other real estate owned	$497	$1,923	$2,384	$497	$2,384
Nonperforming loans and other real estate owned	$19,362	$22,650	$22,740	$19,362	$22,740
Total nonperforming assets	$22,812	$38,179	$35,024	$22,812	$35,024
Gross charge-offs	$2,270	$2,074	$2,090	$4,344	$4,364
Recoveries	$745	$933	$1,335	$1,678	$2,635
Net charge-offs/(recoveries)	$1,525	$1,141	$755	$2,666	$1,729

CONSOLIDATED BALANCE SHEETS

(Dollar amounts in thousands, except per share data)

	June 30, 2018	December 31, 2017
	(unaudited)
ASSETS
Cash and due from banks	$50,081	$74,107
Securities available-for-sale	782,609	814,931
Loans:
Commercial	1,138,255	1,139,490
Residential	442,163	436,143
Consumer	345,404	327,976
	1,925,822	1,903,609
(Less) plus:
Net deferred loan costs	2,750	3,152
Allowance for loan losses	(20,071)	(19,909)
	1,908,501	1,886,852
Restricted stock	10,390	10,379
Accrued interest receivable	12,345	12,913
Premises and equipment, net	47,372	48,272
Bank-owned life insurance	85,606	85,016
Goodwill	34,355	34,355
Other intangible assets	1,424	1,630
Other real estate owned	497	1,880
Other assets	34,868	30,333
TOTAL ASSETS	$2,968,048	$3,000,668

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest-bearing	$430,382	$425,001
Interest-bearing:
Certificates of deposit exceeding the FDIC insurance limits	40,279	43,178
Other interest-bearing deposits	1,983,674	1,990,474
	2,454,335	2,458,653
Short-term borrowings	32,589	57,686
FHLB advances	1,400	—
Other liabilities	60,029	70,760
TOTAL LIABILITIES	2,548,353	2,587,099

Shareholders’ equity
Common stock, $.125 stated value per share;
Authorized shares-40,000,000
Issued shares-14,612,540 in 2018 and 14,595,320 in 2017
Outstanding shares-12,255,045 in 2018 and 12,246,464 in 2017	1,823	1,822
Additional paid-in capital	75,995	75,624
Retained earnings	440,605	420,275
Accumulated other comprehensive loss	(28,889)	(14,704)
Less: Treasury shares at cost-2,357,495 in 2018 and 2,348,856 in 2017	(69,839)	(69,448)
TOTAL SHAREHOLDERS’ EQUITY	419,695	413,569
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,968,048	$3,000,668

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(Dollar amounts in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(unaudited)		(unaudited)
INTEREST INCOME:
Loans, including related fees	$24,778	$22,325	$48,401	$44,266
Securities:
Taxable	5,947	3,630	9,540	7,387
Tax-exempt	1,860	1,843	3,700	3,670
Other	318	330	639	651
TOTAL INTEREST INCOME	32,903	28,128	62,280	55,974
INTEREST EXPENSE:
Deposits	2,125	1,471	3,889	2,746
Short-term borrowings	88	73	187	117
Other borrowings	6	24	47	44
TOTAL INTEREST EXPENSE	2,219	1,568	4,123	2,907
NET INTEREST INCOME	30,684	26,560	58,157	53,067
Provision for loan losses	1,355	1,040	2,828	2,636
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	29,329	25,520	55,329	50,431
NON-INTEREST INCOME:
Trust and financial services	1,340	1,149	2,755	2,466
Service charges and fees on deposit accounts	2,846	3,004	5,731	5,781
Other service charges and fees	3,347	3,114	6,491	6,299
Securities gains/(losses), net	2	15	2	17
Gain on sales of mortgage loans	500	393	840	720
Other	4,926	438	5,245	3,879
TOTAL NON-INTEREST INCOME	12,961	8,113	21,064	19,162
NON-INTEREST EXPENSE:
Salaries and employee benefits	12,578	12,218	25,543	25,293
Occupancy expense	1,633	1,761	3,414	3,529
Equipment expense	1,650	1,835	3,343	3,632
FDIC Expense	223	228	450	461
Other	6,599	6,046	13,144	11,750
TOTAL NON-INTEREST EXPENSE	22,683	22,088	45,894	44,665
INCOME BEFORE INCOME TAXES	19,607	11,545	30,499	24,928
Provision for income taxes	4,346	3,193	6,285	7,207
NET INCOME	15,261	8,352	24,214	17,721
OTHER COMPREHENSIVE INCOME
Change in unrealized gains/losses on securities, net of reclassifications and taxes	(4,682)	5,045	(11,883)	8,233
Change in funded status of post retirement benefits, net of taxes	281	184	(2,302)	367
COMPREHENSIVE INCOME	$10,860	$13,581	$10,029	$26,321
PER SHARE DATA
Basic and Diluted Earnings per Share	$1.25	$0.68	$1.98	$1.45
Weighted average number of shares outstanding (in thousands)	12,255	12,224	12,252	12,221